Exhibit 99.1

FOR IMMEDIATE RELEASE

FAIRPOINT REPORTS FOURTH QUARTER 2007 RESULTS

Regulatory Approvals Received from Maine, New Hampshire and Vermont and Federal
Communications Commission

Pending Merger Expected to Close on March 31

CHARLOTTE, N.C. (February 28, 2008) — FairPoint Communications, Inc. (NYSE:FRP) (“FairPoint” or the “Company”), a leading provider of communications services to rural and small urban communities across the country, today announced its financial results for the fourth quarter ended December 31, 2007.

•                  Revenues for the fourth quarter of 2007 decreased $2.2 million, or 3.1% over the fourth quarter of 2006.  Revenues decreased $2.6 million, or 3.7% compared with the fourth quarter of 2006, excluding the impact of operations acquired in the last twelve months.

•                  Adjusted EBITDA (as defined herein) for the fourth quarter of 2007 was $30.2 million, compared with $33.3 million for the same period last year.  The decrease in Adjusted EBITDA is principally due to a $2.7 million reduction in distributions from investments due to the sale of the Company’s investment in Orange County-Poughkeepsie Limited Partnership in April 2007.

•                  Loss per share on a fully diluted basis for the fourth quarter of 2007 was ($0.56), compared with earnings per share on a fully diluted basis of $0.12 in the fourth quarter of 2006.  The decrease in earnings per share is principally the result of expenses related to the Company’s pending merger with Verizon’s wireline operations in Maine, New Hampshire and Vermont and a non-cash loss of ($11.5) million related to certain interest rate swap agreements which are contingent upon the closing of the merger.  Excluding the merger related expenses and the loss on contingent interest rate swap agreements, earnings per share was $0.13 on a fully diluted basis in the fourth quarter of 2007.

“I am extremely pleased with our operating results during 2007, particularly in light of the potential distractions we faced in dealing with the many facets of the Verizon transaction,” said Gene Johnson, chairman and CEO of FairPoint Communications. “Having received all required regulatory approvals, we are poised to close this transformative and historic merger. The final terms of the transaction, our meticulous preparation and the dedication of the Verizon and FairPoint employees provide a great financial and operating foundation from which to create value for our shareholders. All of us at FairPoint are eager to complete this transaction and extremely excited about the future of our company. I wish to thank our shareholders for their patience during the extended period of regulatory review. I believe that patience will be well rewarded as our company will now have the scope and scale that I have so often discussed. Coupled with the financial underpinnings this transaction provides, the “new’ FairPoint has a very bright future.”

Results for the three month period ended December 31, 2007

Operating Revenues

Consolidated revenues for the three months ended December 31, 2007 were $68.2 million, a decrease of $2.2 million, or 3.1%, compared with the three months ended December 31, 2006.  Operations acquired in the last twelve months contributed approximately $0.4 million to total revenue.  Excluding the impact of operations acquired in the previous twelve months, revenues decreased approximately $2.6 million, or 3.7%, compared with the fourth quarter of the prior year.  Items contributing to the decrease in revenues were decreases in interstate access revenue of $2.2 million, other services revenue of $0.8 million, local service revenue of $0.8 million, intrastate access revenue of $0.8 million and universal service fund revenue of $0.6 million.  These decreases were partially offset by increases in data and internet services revenue of $1.1 million and long distance revenue of $1.5 million.

Operating Expenses

Operating expenses (excluding depreciation and amortization) increased to $62.8 million compared to $43.2 million in the fourth quarter of 2006.  Excluding the impact of operations acquired in the last twelve months, operating expenses increased $19.5 million. The primary driver of this increase was an increase in merger related expenses of $21.3 million.  Excluding merger-related expenses, operating expenses decreased $1.8 million principally due to a decrease in employee-related costs of $1.8 million, marketing expenses of $0.4 million and materials and supplies expenses of $0.3 million.  These decreases were offset by an increase in cost of services provided of $1.1 million (principally related to high speed data (HSD) and long distance services).

Included in operating expenses are costs associated with stock based compensation which are non-cash expenses.  Total stock based compensation expenses for the three months ended December 31, 2007 and December 31, 2006 were $1.0 million and $0.8 million, respectively.  Depreciation and amortization expense decreased $0.4 million compared to the same period in 2006.

Net Income (Loss) and Earnings per Share

Net income (loss) decreased $23.9 million compared to the fourth quarter of 2006, resulting in a net loss of $(19.5) million for the three months ended December 31, 2007.  This decrease was primarily driven by higher expenses, principally related to the pending merger with Verizon’s wireline operations in Maine, New Hampshire and Vermont and a non-cash loss of $(11.5) million related to certain interest rate swap agreements.  The Company reported a loss per share on a fully diluted basis of $(0.56) for the three months ended December 31, 2007, compared with earnings per share on a fully diluted basis of $0.12 for the same period in 2006.

Net Cash Provided by Operating Activities from Continuing Operations

Net cash provided by operating activities from continuing operations for the twelve months ended December 31, 2007 was $35.8 million, a decrease of $45.9 million compared with the twelve months ended December 31, 2006.  The primary driver of this decrease in net cash provided by operating activities from continuing operations was the $52.1 million of merger related expenses incurred during the twelve months ended December 31, 2007.  The offsetting increase is due to other changes in current assets and liabilities.

Adjusted EBITDA and Cash Available for Dividends

Adjusted EBITDA for the three months ended December 31, 2007 was $30.2 million, compared with Adjusted EBITDA of $33.3 million for the same period in the prior year.  The decrease in Adjusted EBITDA is due to a $2.7 million reduction in distributions from investments due mainly to the sale of the Company’s investment in the Orange County-Poughkeepsie Limited Partnership in April 2007.  The Company incurred expenses of $23.7 million in the fourth quarter of 2007 related to the pending merger with Verizon’s wireline operations in Maine, New Hampshire and Vermont.  The Company’s credit facility allows merger related expenses to be added back to calculate Adjusted EBITDA and merger related capital expenditures to be added back to Cash Available for Dividends (as defined herein), up to $72.85 million in the aggregate, which cap was reached during the fourth quarter of 2007.  Cash Available for Dividends of $3.3 million was generated during the three months ended December 31, 2007.  Cash Available for Dividends for the three months ended December 31, 2007 was down from the $21.5 million generated in the three months ended September 30, 2007 due to $9.2 million of cash merger related capital expenditures that exceeded the cumulative add back of $72.85 million and, therefore, were not allowed to be added back to Cash Available for Dividends.

Operational highlights

•                  HSD penetration increased to 28.4% of voice access lines at December 31, 2007 compared to 23.6% at December 31, 2006.

•                  Interstate long distance penetration at December 31, 2007 increased to 54.4% of voice access lines compared to 45.2% at December 31, 2006.

•                  Total access line equivalents were 305,777 as of December 31, 2007.  Total access line equivalents as of December 31, 2007 decreased 1.7% compared with December 31, 2006 and decreased 1.6% compared with December 31, 2006 including only lines owned for the full year.

•                  Voice access lines, excluding lines acquired or disposed of in the last twelve months, as of December 31, 2007 decreased 5.2% compared to December 31, 2006.

Access Line Equivalents

	12/31/2007	9/30/2007	12/31/2006	% change 12/31/07 to 12/31/06
Access lines owned for full year:
Voice access lines	238,074	242,879	251,236	(5.2)%
HSD subscribers	67,703	66,978	59,444	13.9%
Subtotal: Access line equivalents	305,777	309,857	310,680	(1.6)%

Access lines acquired or disposed of during the last twelve months(1):
Voice access lines	—	—	470	N/A
HSD subscribers	—	—	—	N/A
Subtotal: Access line equivalents	—	—	470	N/A

Total access line equivalents	305,777	309,857	311,150	(1.7)%

(1)          Represents voice access lines and HSD subscribers for companies owned less than twelve months.  The Company completed the acquisition of the assets of Cass County Telephone Company Limited Partnership in the third quarter of 2006, the acquisition of Unite Communications Systems, Inc. in the third quarter of 2006 and the acquisition of The Germantown Independent Telephone Company in the fourth quarter of 2006.  The Company sold the operations of a subsidiary, Fremont Broadband, LLC, during the second quarter of 2006 and sold the operations of a subsidiary, Yates City Telephone Company, during the third quarter of 2007.

Cash Available for Dividends

The Company’s credit facility contains a covenant that limits its ability to pay cash dividends on its common stock to the amount of Cumulative Cash Available for Dividends that accumulates from April 1, 2005 through the end of the Company’s most recent fiscal quarter for which financial statements are available and a compliance certificate has been delivered (which, as of December 31, 2007, was the quarter ended September 30, 2007).  Under this covenant, as of December 31, 2007, the Company had Cumulative Cash Available for Dividends of $51.2 million, from which it paid a dividend on January 16, 2008 of $13.9 million, resulting in a carryover of $37.3 million of Cumulative Cash Available for Dividends.  In addition to this $37.3 million carryover, based on the Company’s financial performance through December 31, 2007 as described in this earnings release, the Company generated an additional $3.3 million of Cash Available for Dividends and as a result expects to have $40.6 million of Cumulative Cash Available for Dividends from which to declare and pay its next dividend.  Cash Available for Dividends corresponds to the term “Available Cash” in the Company’s credit facility and Cumulative Cash Available for Dividends corresponds to the term “Cumulative Distributable Cash” in the Company’s credit facility.  Based on the restrictions contained in the fifth amendment to the Company’s credit facility, the Company anticipates it will not be able to pay dividends on its common stock unless the merger is consummated.

Merger Information and Update

The Company announced on January 16, 2007 that it had signed definitive agreements with Verizon Communications Inc. that will result in Verizon establishing separate entities for its local exchange and related business assets in the region, spinning off the capital stock of the parent of those new entities to Verizon’s stockholders, and merging the parent with and into FairPoint.  FairPoint and Verizon are working to complete the merger as quickly as possible.  For additional information on the merger agreement and related agreements, please refer to the Company’s Registration Statement on Form S-4 declared effective by the Securities and Exchange Commission, or SEC, on July 16, 2007 and Current Reports on Form 8-K filed by the Company with the SEC on January 19, 2007, June 28, 2007, July 9, 2007 and November 16, 2007.

The merger was approved by FairPoint’s stockholders at its annual meeting on August 22, 2007 and FairPoint expects to complete the merger by March 31, 2008.  The FCC and the regulatory authorities in the states of Maine, New Hampshire and Vermont have each issued written orders approving the merger.  These written orders contain certain restrictions on our future operations and capital structure and require certain capital expenditures. In addition, the Company is required to reduce its annual dividend to shareholders to approximately $1.03 per share annually (or approximately $0.2575 per share quarterly) following the closing of the merger.  For additional information on the conditions required by the written orders, please refer to the Current Reports on Form 8-K filed by the Company with the SEC on February 6, 2008, February 21, 2008 and February 27, 2008.

Merger Integration Update

•                  Close readiness on track; staffing and training continues

•                  Two successful dry runs completed on ERP (Enterprise Resource Planning - human resources, supply chain and finance) system standup (at close systems)

•                  Very high percentage of billable accounts loaded into new billing and customer relationship management (CRM) systems (at cutover system).

Conference Call and Webcast

As previously announced, FairPoint will host a conference call and simultaneous webcast to discuss its fourth quarter results at 8:30 a.m. EDT on February 28, 2008.  Participants should call (888) 253-4456 (US/Canada) or (706) 643-3201 (International) and request the FairPoint Communications fourth quarter earnings call.  A telephonic replay will be available for anyone unable to participate in the live call.  To access the replay, call (800) 642-1687 and enter the confirmation code 3714-5276.  The recording will be available from February 28, 2008 at 1:00 p.m. (EDT) through March 6, 2008 at 11:59 p.m. (EDT).

A live broadcast of the earnings conference call will be available via the Internet at www.fairpoint.com under the Investor Relations section.  An online replay will be available beginning at 1:00 p.m. (EDT) on February 28, 2008 and will remain available for one year.

Non-GAAP Financial Measures

EBITDA (as defined herein), Adjusted EBITDA and Cash Available for Dividends are non-GAAP financial measures (i.e., they are not measures of financial performance under generally accepted accounting principles) and should not be considered in isolation or as a substitute for consolidated statements of operations and cash flows data prepared in accordance with GAAP.  In addition, the non-GAAP financial measures used by FairPoint may not be comparable to similarly titled measures of other companies.  For definitions of and additional information regarding EBITDA, Adjusted EBITDA and Cash Available for Dividends, and a reconciliation of such measures to the most comparable financial measures calculated in accordance with GAAP, please see the attachments to this press release.

FairPoint believes EBITDA is useful to investors because EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, liquidity and leverage. FairPoint believes EBITDA allows a standardized comparison between companies in the industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies.

Certain covenants in FairPoint’s credit facility contain ratios based on Adjusted EBITDA and the restricted payment covenant in FairPoint’s credit facility regulating the payment of dividends on its common stock is based on Adjusted EBITDA. If FairPoint’s Adjusted EBITDA were to decline below certain levels, covenants in FairPoint’s credit facility that are based on Adjusted EBITDA may be violated and could cause, among other things, a default under such credit facility, or result in FairPoint’s inability to pay dividends on its common stock.

FairPoint believes Cash Available for Dividends is useful to investors as a means to evaluate FairPoint’s ability to pay dividends on its common stock.  However, FairPoint is not required to use such cash to pay dividends and any dividends are subject to declaration by FairPoint’s board of directors and compliance with Delaware law and the terms of its credit facility.

While FairPoint uses these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to its management and investors for the reasons described above, these non-GAAP financial measures have certain shortcomings.  In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure.  FairPoint’s management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in FairPoint’s annual report to be filed with the Securities and Exchange Commission.

About FairPoint

FairPoint Communications, Inc. is an industry leading provider of communications services to rural and small urban communities across the country. Today, FairPoint owns and operates 30 local exchange companies in 18 states offering advanced communications with a personal touch including local and long distance voice, data, Internet, video and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  FairPoint’s results for the quarter ended December 31, 2007 are subject to the completion and filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the year ended December 31, 2007.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read this document and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Source: FairPoint Communications, Inc., www.fairpoint.com.

Investor Contact: Brett Ellis (866) 377-3747, bellis@fairpoint.com

Media Contact: Rose Cummings (704) 602-7304; rcummings@fairpoint.com

# # #

Attachments

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2007	2006
	(unaudited)
	(Dollars in thousands)
Assets
Current assets:
Cash	$2,942	$3,805
Current receivables, net	29,449	28,533
Other	9,650	13,184
Deferred income tax, net	4,459	33,648
Total current assets	46,500	79,170

Property, plant, and equipment, net	268,890	246,264
Investments	6,654	12,057
Goodwill	498,725	499,184
Deferred income tax, net	56,042	23,830
Deferred charges and other assets	19,656	24,725
Total assets	$896,467	$885,230

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,256	$14,337
Dividends payable	13,952	13,908
Current portion of long-term debt	753	714
Demand notes payable	258	312
Accrued interest payable	580	560
Other accrued liabilities	25,664	16,017
Liabilities of discontinued operations	—	486
Total current liabilities	76,463	46,334
Long-term liabilities:
Long-term debt, net of current portion	624,219	607,272
Deferred credits and other long-term liabilities	33,880	6,897
Total long-term liabilities	658,099	614,169

Minority interest	7	8
Stockholders’ equity:
Common stock	352	352
Additional paid-in capital	477,625	530,536
Accumulated deficit	(305,531)	(311,545)
Accumulated other comprehensive income, net	(10,548)	5,376
Total stockholders’ equity	161,898	224,719
Total liabilities and stockholders’ equity	$896,467	$885,230

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Dollars in thousands)

Revenues	$68,186	$70,382	$283,462	$270,069
Operating expenses:
Operating expenses, excluding depreciation and amortization	62,844	43,221	218,560	155,463
Depreciation and amortization	12,963	13,410	50,836	53,236
Gain on sale of operating assets	—	—	(2,164)	—
Total operating expenses	75,807	56,631	267,232	208,699
Income from operations	(7,621)	13,751	16,230	61,370
Other income (expense):
Net gain (loss) on sale of investments and other assets	(131)	451	49,455	14,740
Interest and dividend income	160	177	965	3,315
Interest expense	(9,730)	(10,151)	(39,662)	(39,665)
Equity in net earnings of investees	136	2,410	5,025	10,616
Loss on derivative instruments	(11,533)	—	(17,202)	—
Total other income (expense)	(21,098)	(7,113)	(1,419)	(10,994)
Income (loss) before income taxes	(28,719)	6,638	14,811	50,376
Income tax (expense) benefit	8,881	(2,893)	(9,093)	(19,858)
Minority interest	—	—	(1)	(2)
Income from continuing operations	(19,838)	3,745	5,717	30,516
Income from discontinued operations	297	574	297	574
Net income	$(19,541)	$4,319	$6,014	$31,090

Weighted average shares outstanding:
Basic	34,799	34,660	34,752	34,629
Diluted	34,799	34,860	34,980	34,754

Basic earnings per share:
Continuing operations	$(0.57)	$0.11	$0.16	$0.88
Discontinued operations	0.01	0.01	0.01	0.02
Net income	(0.56)	0.12	0.17	0.90
Diluted earnings per share:
Continuing operations	$(0.57)	$0.11	$0.16	$0.88
Discontinued operations	0.01	0.01	0.01	0.01
Net income	(0.56)	0.12	0.17	0.89

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Twelve months ended
	December 31,
	2007	2006
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$6,014	$31,090
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Loss on discontinued operations	(297)	(574)
Deferred income taxes	7,547	17,473
Amortization of debt issue costs	1,538	1,572
Provision for uncollectible revenue	2,733	1,798
Depreciation and amortization	50,836	53,236
Net loss on derivative instruments	17,202	—
Minority interest in income of subsidiaries	—	2
Income from equity method investments	(5,025)	(10,616)
Net (gain) loss on sale of investments and other assets	(49,455)	(14,740)
Gain on sale of operating assets	(2,164)	—
Other non cash items	3,901	2,209
Changes in assets and liabilities arising from operations:
Accounts receivable and other current assets	(4,711)	4,710
Accounts payable and accrued expenses	9,700	(3,664)
Income taxes	(867)	29
Other assets/liabilities	(1,123)	(759)
Total adjustments	29,815	50,676
Net cash provided by operating activities of continuing operations	35,829	81,766
Cash flows from investing activities of continuing operations:
Acquisitions of telephone properties, net of cash acquired	—	(49,837)
Net capital additions	(58,781)	(31,990)
Distributions from investments	2,672	10,654
Proceeds from sale of operating assets	2,496	—
Net proceeds from sales of investments and other assets	57,452	43,832
Other, net	(20)	(20)
Net cash used in investing activities of continuing operations	3,819	(27,361)
Cash flows from financing activities of continuing operations:
Debt issue and offering costs	(628)	—
Proceeds from issuance of long-term debt	163,545	129,200
Repayments of long-term debt	(146,586)	(128,651)
Payment of tax withholdings on vested restricted shares	(1,127)	—
Proceeds from exercise of stock options	—	24
Dividends paid to stockholders	(55,709)	(55,241)
Net cash provided by (used in) financing activities of continuing operations	(40,505)	(54,668)
Cash flows of discontinued operations:
Operating cash flows, net used in	(6)	(1,015)
Net (decrease) increase in cash	(863)	(1,278)
Cash, beginning of period	3,805	5,083
Cash, end of period	$2,942	$3,805

FairPoint Communications, Inc.

Non-GAAP Financial Measures Reconciliation

For the Three and Twelve Months Ended December 31, 2007 and 2008

	Three Months Ended	Three Months Ended
	12/31/07	12/31/06
	(Dollars in thousands)

Net cash provided by operating activities from continuing operations	$11,681	$22,771
Adjustments:
Depreciation and amortization	(12,963)	(13,410)
Other non-cash items	(1,972)	(1,855)
Changes in assets and liabilities arising from continuing operations, net of acquisitions	(16,287)	(3,187)
(Loss) income from continuing operations	(19,541)	4,319
Adjustments:
Interest expense	9,730	10,151
Provision for income taxes	(8,881)	2,893
Depreciation and amortization	12,963	13,410
EBITDA	(5,729)	30,773
Adjustments:
Net loss (gain) on sale of investments and other assets	131	(451)
Equity in net earnings of investees	(136)	(2,410)
Distributions from investments	32	2,753
Non-cash stock based compensation	954	823
Merger transaction and transition expenses	23,694	2,371
Other non-cash item	11,236	(574)
Deferred patronage dividends	—	(14)
Adjusted EBITDA	$30,182	$33,271

	Twelve Months Ended	Twelve Months Ended
	12/31/07	12/31/06

Net cash provided by operating activities from continuing operations	$35,829	$81,766
Adjustments:
Depreciation and amortization	(50,836)	(53,236)
Other non-cash items	24,020	2,876
Changes in assets and liabilities arising from continuing operations, net of acquisitions	(2,999)	(316)
Income from continuing operations	6,014	31,090
Adjustments:
Interest expense	39,662	39,665
Provision for income taxes	9,093	19,858
Depreciation and amortization	50,836	53,236
EBITDA	105,605	143,849
Adjustments:
Net gain on sale of investments and other assets	(50,145)	(14,740)
Equity in net earnings of investees	(5,025)	(10,616)
Distributions from investments	2,672	10,654
Non-cash stock based compensation	3,966	2,859
Merger transaction and transition expenses	52,138	2,371
Other non-cash item	16,905	(1,211)
Deferred patronage dividends	(55)	(1)
Adjusted EBITDA	$126,061	$133,165
Plus (minus):
Scheduled principal payments	(686)	(651)
Cash interest expense (adjusted for amortization and swap interest)	(38,922)	(38,094)
Capital expenditures and other	(38,069)	(33,144)
Investments	—	(112)
Cash received on account of non-cash income excluded from Adjusted EBITDA	—	4,000
Gain on sale of investment/assets	5,182	14,848
Cash income taxes	(2,482)	(2,369)
Cash Available for Dividends	$51,084	$77,643

“EBITDA” means net income before income from discontinued operations, interest expense, income taxes, and depreciation and amortization.

“Adjusted EBITDA” is defined in FairPoint’s credit facility as (i) the sum of Consolidated Net Income (which is defined in FairPoint’s credit facility and includes distributions from investments), plus the following to the extent deducted from Consolidated Net Income:  provision for taxes, consolidated interest expense, depreciation, amortization, losses on sales of assets and other extraordinary losses, certain one-time charges recorded as operating expenses related to the transactions contemplated by the Company’s Merger Agreement with Verizon Communications Inc. and certain other non-cash items, each as defined, minus (ii) gains on sales of assets and other extraordinary gains and all non-cash items increasing Consolidated Net Income.

“Cash Available for Dividends”  means Adjusted EBITDA, minus (i) cash interest expense (adjusted for amortization and swap interest), (ii) scheduled principal payments on indebtedness, (iii) capital expenditures, (iv) investments, (v) cash income taxes, and (vi) non-cash items excluded from Adjusted EBITDA and paid in cash, plus (i) the cash amount of any extraordinary gains and gains realized on asset sales other than in the ordinary course of business, and (ii) cash received on account of non-cash gains or non-cash income excluded from Adjusted EBITDA.

FairPoint Communications, Inc.

Sequential Financial Information for the Quarters ending December 31, September 30, June 30, March 31, 2007 and December 31, 2006

(Dollars in thousands)	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Consolidated Results:
Revenues (1):
Local calling services	$17,166	$17,453	$17,532	$17,504	$17,784
USF - high cost loop support	4,784	5,245	4,445	4,616	5,380
Interstate access revenue	16,659	18,360	18,134	18,404	18,774
Intrastate access revenue	8,546	13,541	9,606	9,725	9,328
Long distance services	7,651	7,843	7,542	7,121	6,155
Data and internet services	8,714	8,805	8,225	7,832	7,520
Other services	4,666	4,460	4,413	4,470	5,441
Total revenues	68,186	75,707	69,897	69,672	70,382
Operating expenses	75,807	65,306	63,948	62,171	56,631
Income from operations	(7,621)	10,401	5,949	7,501	13,751
Other income (expense)	(21,098)	(12,220)	39,036	(7,137)	(7,113)
Earnings from continuing operations before income taxes	(28,719)	(1,819)	44,985	364	6,638
Income taxes	8,881	(3,372)	(14,205)	(397)	(2,893)
Minority interest in income of subsidiaries	—	—	(1)	—	—
Income from discontinued operations	297	—	—	—	574
Net income (loss)	$(19,541)	$(5,191)	$30,779	$(33)	$4,319

Cash Available for Dividends:
Adjusted EBITDA	$30,182	$34,581	$29,904	$31,394	$33,271
Plus (minus):
Scheduled principal payments	(175)	(173)	(170)	(168)	(166)
Cash interest expense (adjusted for amortization and capitalized interest)	(9,789)	(9,781)	(9,705)	(9,647)	(9,780)
Capital expenditures and other	(16,568)	(6,849)	(7,759)	(6,893)	(6,412)
Cash received on account of non-cash income
excluded from Adjusted EBITDA	—	—	—	—	1,000
Gain on sale of investment/assets	(131)	5,165	75	73	350
Cash income taxes	(212)	(1,423)	(263)	(584)	(85)
Cash Available for Dividends	$3,307	$21,520	$12,082	$14,175	$18,178

Cumulative Cash Available for Dividends: (2)
Beginning Balance	$51,214	$43,637	$45,504	$45,246	40,964
Add:
Cash Available for Dividends generated/(used) during the quarter	3,307	21,520	12,082	14,175	18,178
Less:
Dividends declared and/or paid after July 30, 2005	(13,941)	(13,943)	(13,949)	(13,917)	(13,896)
Cumulative Cash Available for Dividends	$40,580	$51,214	$43,637	$45,504	$45,246

Other information:
Gross property, plant and equipment	$896,369	$869,999	$856,999	$837,221	$829,234
Net capital expenditures	18,911	16,295	15,832	7,743	6,354
Cash Interest expense (adjusted for amortization and swap interest)	(9,789)	(9,781)	(9,705)	(9,647)	(9,780)
Access line equivalents (3)	305,777	309,857	312,494	310,180	311,150
Residential access lines	182,182	186,304	190,417	191,571	194,119
Business access lines	55,892	56,575	56,945	56,795	57,587
High Speed Data subscribers	67,703	66,978	65,132	61,814	59,444

DSL subscribers	62,428	61,548	59,880	56,851	54,752
Other HSD subscribers (Wireless and Cable modems)	5,275	5,430	5,252	4,963	4,692

(1)

During the second quarter of 2007, the Company re-categorized certain revenues to more accurately reflect the nature of those revenues. Total revenues did not change as a result of this re-categorization. Revenue categories for prior quarters have been re-classifed to present on a comparable basis.

(2)

Cumulative Cash Available for Dividends means the amount of Cash Available for Dividends generated beginning on April 1, 2005, minus the aggregate amount of dividends paid after July 30, 2005, minus the aggregate amount of investments made after April 1, 2005 using such cash, plus the aggregate amount of distributions received from such investments (not to exceed the amount originally invested).

(3)

In the third quarter of 2006, the Company began including access lines and HSD subscribers from its two competitive local exchange carrier (CLEC) companies.  Historically, these access lines have not been included in the Company’s access line and subscriber counts.